Exhibit 10.02

[Education Management Letterhead]

June 28, 2007

John R. McKernan, Jr.

c/o Education Management Corporation

210 Sixth Avenue

Pittsburgh, Pennsylvania 15222

Dear Jock:

Reference is made to the Employment Agreement between you and Education Management Corporation (the “Company”) dated as of June 1, 2006 (the “Employment Agreement”), the Nonqualified Stock Option Agreement (Time-Vesting) dated as of August 1, 2006 (the “Time-Vesting Option”), and the Nonqualified Stock Option Agreement (Performance-Vesting) dated as of August 1, 2007 (the “Performance-Vesting Option” and together with the Time-Vesting Option, the “Option Agreements”), in each case as amended by that certain Letter Agreement dated as of February 13, 2007. This letter is intended to set forth our agreement with you regarding the “Transition Event” (as defined in the Employment Agreement).

You agree that, for purposes of Sections 1.3 (third sentence only), 2.1 and 2.2 of the Employment Agreement, Section 3(d) of the Time-Vesting Option and Section 3(e) of the Performance-Vesting Option, the parties agree that the Transition Event will be deemed to occur on December 31, 2007. Accordingly, as of the occurrence of the Transition Event (x) the Time-Vesting Option shall be vested, and exercisable, with respect to 54,177 of the shares originally subject to it (171,052 x 1.667% x 19 = 54,177) and the Time-Vesting Option shall be forfeited with respect to 46,750 shares and (y) the numerator in the fraction described in Section 3(e) of the Performance-Vesting Option shall be 19 and the Performance -Vesting Option shall be forfeited with respect to 46,754 shares.

Except as expressly modified herein, the Employment Agreement and the Option Agreements shall remain in full force and effect.

If the foregoing accurately reflects our understanding, kindly acknowledge your agreement by signing below where indicated and returning the executed letter to me.

Education Management Corporation

By:	/s/ Edward West
Edward West

AGREED AND ACKNOWLEDGED
This 28th day of June, 2007

/s/ John R. McKernan, Jr.
John R. McKernan, Jr.